                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-KA



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Original Report: May 23, 1997

Date of Amendment: August 6, 1997



                           CYBEX INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



   New York                          0-4538                     11-1731581
(State or other               (Commission File No.)         (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation or
organization)



                 10 Trotter Drive, Medway, Massachusetts 02053
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (508) 533-4300

Item 7:   Financial Statements and Exhibits


     This amendment supplements the Report on Form 8-K dated May 23, 1997 by the addition of the following attached financial statements:

     (1) The Company - Unaudited Pro Forma Combined Financial Statements; and

     (2) Historical Unaudited Consolidated Financial Statements of Trotter, Inc.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: August 6, 1997            CYBEX INTERNATIONAL, INC.



                                 By:    /s/ Peter C. Haines
                                    ----------------------------
                                    Peter C. Haines, President

                         INDEX TO FINANCIAL STATEMENTS




                                                                           Page
                                                                           ----
 THE COMPANY -- UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS:
  Basis Of Presentation..............................................      F-2

  Unaudited Pro Forma Combined Balance Sheet - March 31, 1997........      F-3

  Unaudited Pro Forma Combined Statement Of Operations -
   Three Months Ended March 31, 1997.................................      F-4

  Notes To Unaudited Pro Forma Combined Financial Statements.........      F-5



  HISTORICAL UNAUDITED CONSOLIDATED FINANCIAL
   STATEMENTS OF TROTTER INC:

   Unaudited Consolidated Balance Sheet - March 31, 1997.............      F-9

   Unaudited Consolidated Statements Of Operations -
    Three Months Ended March 31, 1997 and 1996.......................      F-10

   Unaudited Consolidated Statements Of Cash Flows -
    Three Months Ended March 31, 1997 and 1996.......................      F-11

   Notes To Unaudited Consolidated Financial Statements..............      F-12


               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION




         The accompanying unaudited pro forma combined financial statements give effect to the merger of CYBEX International, Inc. ("CYBEX") and Trotter Inc. ("Trotter") as described in Note 2 of Notes to Unaudited Pro Forma Combined Financial Statements. The unaudited pro forma combined financial statements have been prepared assuming the merger transaction had occurred as of March 31, 1997, in the case of the unaudited pro forma combined balance sheet, or as of January 1, 1997, in the case of the unaudited pro forma combined statement of operations. CYBEX and Trotter, on a combined basis, are referred to herein as the "Company."

         The unaudited pro forma combined financial statements have been prepared by management and should be read in conjunction with the historical financial statements of CYBEX and Trotter. These statements are based on certain assumptions and preliminary estimates which are subject to change. They do not purport to be indicative of the financial positions or results of operations that might have occurred, and do not purport to be indicative of future results.

                                  THE COMPANY
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                MARCH 31, 1997
                                (In thousands)

                                                             CYBEX       Trotter   Pro Forma   Combined
                 ASSETS                                    Historical  Historical Adjustments  Pro Forma
                                                           ----------  ---------- -----------  ---------
Current assets:
     Cash and cash equivalents ..........................   $  5,266    $  3,707   $   --      $  8,973
     Accounts receivable, net ...........................     17,378       6,792       --        24,170
     Inventories ........................................      9,136       2,427     (5,286)(a)   6,277
     Lease receivables ..................................      2,018        --         --         2,018
     Deferred income taxes ..............................      1,812         665      4,996 (b)  10,773
                                                                                      3,300 (c)
     Refundable income taxes ............................      2,938        --         --         2,938
     Prepaid expenses and other .........................      3,159         879       --         4,038
                                                            --------    --------   --------    --------
           Total current assets .........................     41,707      14,470      3,010      59,187
Property and equipment, net .............................      9,892       4,591     (1,357)(d)  13,126
Net assets held for sale ................................      3,011        --        2,489 (e)   5,500
Goodwill ................................................       --         2,419      4,151 (f)   9,420
                                                                                     (1,486)(g)
                                                                                      4,336 (h)
Lease receivables .......................................      4,144        --         --         4,144
Other assets ............................................      1,763         478       (507)(i)   1,734
Deferred income taxes ...................................       --           215       --           215
                                                            --------    --------   --------    --------
                                                            $ 60,517    $ 22,173   $ 10,636    $ 93,326
                                                            ========    ========   ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt ..................   $  3,610    $  1,409   $   --      $  5,019
     Accounts payable ...................................      5,613       2,785       --         8,398
     Accrued expenses and other .........................     12,368       3,141      7,989 (j)  23,498
     Accrued income taxes ...............................       --         1,384       --         1,384
                                                            --------    --------   --------    --------
           Total current liabilities ....................     21,591       8,719      7,989      38,299
Long-term debt ..........................................      1,721       9,960       --        11,681
Accrued warranty obligation .............................       --           798       --           798
Deferred income taxes ...................................      1,584        --         --         1,584
                                                            --------    --------   --------    --------
           Total liabilities ............................     24,896      19,477      7,989      52,362
                                                            --------    --------   --------    --------
Stockholders' equity
     Common stock .......................................        451          38        390 (k)     879
     Additional paid-in capital .........................     17,606        --       25,274 (k)  42,880
     Retained earnings (deficit) ........................     19,290       2,658     (1,689)(l)  (1,531)
                                                                                     (2,500)(m)
                                                                                    (19,290)(k)
     Treasury stock, at cost ............................     (1,517)       --          253 (k)  (1,264)
     Unearned compensation expense ......................       (209)       --          209 (k)     --
                                                            --------    --------   --------    --------
           Total stockholders' equity ...................     35,621       2,696      2,647      40,964
                                                            --------    --------   --------    --------
                                                            $ 60,517    $ 22,173   $ 10,636    $ 93,326
                                                            ========    ========   ========    ========

         The accompanying notes are an integral part of these statements

                                   THE COMPANY
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                    (in thousands, except per share amounts)


                                             CYBEX       Trotter      Pro Forma      Combined
                                          Historical   Historical    Adjustments    Pro Forma
                                          ----------   ----------    -----------    ---------
Net sales ..............................  $  18,297    $ 15,541      $ (1,398)(n)   $ 32,440
Cost of sales ..........................     10,863       8,965        (1,202)(o)     18,626
                                          ---------    --------      --------       --------
     Gross profit ......................      7,434       6,576          (196)        13,814
                                                                         (288)(p)
Selling, general and ...................                                 (154)(q)
   administrative expenses .............      7,537       4,208            71 (r)     11,374
                                          ---------    --------      --------       --------

     Operating income (loss) ...........       (103)      2,368           175          2,440
Interest income (expense), net .........         99        (183)           --            (84)
Income from joint venture ..............         50          --            --             50
                                          ---------    --------      ---------      --------
Income before income taxes .............         46       2,185           175          2,406
Income tax expense .....................          8         885           130 (s)      1,023
                                          ---------    --------      --------       --------
Net income .............................  $      38    $  1,300      $     45       $  1,383
                                          =========    ========      ========       ========

Net income per share ...................  $     .01                                 $    .16
                                          =========                                 ========

Shares used in computing net
  income per share......................      4,383                                    8,746
                                          =========                                 ========

        The accompanying notes are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. HISTORICAL

     The historical balances represent the financial position and results of operations for the indicated periods for each company as reported in the respective consolidated financial statements.

2. MERGER TRANSACTION

     The merger agreement provides for the Trotter common stockholder to exchange its shares for the number of CYBEX common shares which, upon issuance, shall equal 50.001% of all CYBEX common shares issued and outstanding immediately after the merger, on a fully diluted basis as defined in the merger agreement; which assumes all common shares subject to dilutive options were issued immediately prior to the merger and the proceeds received from the exercise of such options were used to repurchase shares for treasury, and a price of $9.75 per share. Excluding the impact of dilutive stock options, the former Trotter stockholder will own 4,273,056 of the total 8,654,611 common shares of the Company outstanding immediately after the merger.

     In addition, Trotter option holders will receive options to purchase the number of shares of the Company's common stock equal to the number of Trotter common shares issuable under their Trotter options multiplied by the same equivalent exchange ratio as the common share exchange discussed above. This will result in the former Trotter option holders receiving options to purchase 436,920 common shares of the Company immediately after the merger.

     The merger will be accounted for as a purchase with Trotter deemed the acquiring company. The estimated total purchase price of CYBEX would be $44,102,000 which consists of the $42,457,000 market value of CYBEX common stock (4,381,555 shares outstanding multiplied by the $9.69 per share five day average share price ending December 31, 1996) and estimated transaction costs of $1,645,000. Based on the foregoing estimated purchase price, the estimated amount to be allocated to research and development of $2,500,000 will be charged to the statement of operations upon the consummation of the merger.

3. FACILITY CLOSURES AND DISCONTINUED PRODUCT LINE

     In connection with the merger transaction, the Company will discontinue CYBEX's commercial treadmill product line thereby eliminating a duplicate product line, sell certain net assets of CYBEX's isokinetic product line and Ronkonkoma, New York facility, close CYBEX's Colorado Springs, Colorado corporate offices, and plans to terminate CYBEX's European joint venture immediately and close Trotter's Sharpsville, Pennsylvania facility in the third quarter of 1997. The costs to exit the Sharpsville facility and the write-off of related intangible assets will be charged to the statement of operations upon consummation of the merger. Trotter's Sharpsville facility will be consolidated into CYBEX's Owatonna facility which has a comparable cost structure. The costs and estimated net loss to exit CYBEX's Colorado Springs facility, sell certain net assets of CYBEX's isokinetic product line and Ronkonkoma facility, discontinue CYBEX's commercial treadmill product and terminate CYBEX's European joint venture will be included in the application of purchase accounting by the Company. CYBEX's Colorado Springs corporate headquarters and its treadmill product line will be consolidated into Trotter's Medway facility.

     The costs and asset write-offs related to the facility closures, the sale of certain net assets of CYBEX's isokinetic business and Ronkonkoma facility, the discontinued product line and the termination of the European joint venture are a direct result of the Company's plans in contemplation of the merger transaction. The costs and write-offs are not expected to occur if the merger is not consummated and, therefore, have not been reflected in the historical financial statements of CYBEX or Trotter.

     Revenues and costs related to CYBEX's commercial treadmill product line have been eliminated in the unaudited Pro Forma Statement of Operations. Management believes that the revenue and income from the CYBEX treadmill product line will be replaced by selling Trotter treadmills in equal or greater amounts through the combined distribution network. However, this is not factually supportable for purposes of Article 11 of Regulation S-X and, accordingly, has not been reflected in the unaudited Pro Forma Combined Statement of Operations.

4. PRO FORMA BALANCE SHEET ADJUSTMENTS

   a)  Reflects decreases in inventory from the following:

       Discontinuance of CYBEX's commercial treadmill product line......   $  741,000
       Inventories of isokinetic business held for sale.................    4,545,000
                                                                           ----------
                                                                           $5,286,000
                                                                           ==========

   b)  Reflects the income tax benefit of the pro forma adjustments.

   c) Reflects the estimated decrease in the valuation allowance on CYBEX's deferred tax assets.

   d)  Reflects decreases to fixed assets, as follows:

       Fixed assets of the isokinetic business held for sale............   $1,114,000
       Discontinuance of CYBEX's commercial treadmill product line......      146,000
       Sharpsville closure..............................................       97,000
                                                                           ----------
                                                                           $1,357,000
                                                                           ==========

   e) Reflects an adjustment to record management's estimate of fair value of certain net assets of CYBEX's isokinetic business and the Ronkonkoma, New York facility, which are held for sale.

   f)  Reflects a net increase in goodwill resulting from the following:

       Transaction costs (primarily broker fees)........................   $1,645,000
       CYBEX severance and relocation...................................    2,947,000
       Professional fees................................................      766,000
       Net realizable value adjustment on net assets held for sale......    2,332,000
       Termination of CYBEX's European joint venture....................    2,394,000
       Discontinuance of CYBEX's commercial treadmill product line......      887,000
       Colorado Springs exit costs......................................      350,000
       Tax benefit......................................................   (3,870,000)
       Decrease in deferred tax valuation allowance.....................   (3,300,000)
                                                                           ----------
                                                                           $4,151,000
                                                                           ==========

   g) Reflects the write-off of historical goodwill in connection with the Sharpsville plant closure.

   h) Reflects a $6,836,000 increase as a result of applying purchase accounting (the $42,457,000 market value of CYBEX, based on the five-day average share price ending December 31, 1996, less its $35,621,000 book value on March 31, 1997) offset by a decrease of $2,500,000 for the charge related to research and development.

   i)  Reflects the write-off of other assets as follows:

       Sharpsville closure..............................................   $ 194,000
       Termination of CYBEX's European joint venture....................     313,000
                                                                           ---------
                                                                           $ 507,000
                                                                           =========

   j)  Reflects liabilities related to the following:

       Transaction costs (primarily broker fees).......................    $1,645,000
       CYBEX severance and relocation..................................     2,947,000
       Professional fees...............................................       766,000
       Sharpsville exit costs..........................................     1,038,000
       Colorado Springs exit costs.....................................       350,000
       Termination of CYBEX's European joint venture...................     2,081,000
       Accrued expenses of isokinetic business held for sale...........      (838,000)
                                                                           ----------
                                                                           $7,989,000
                                                                           ==========

   k) Reflects (i) the issuance of Company shares to the former Trotter shareholder and the application of purchase accounting (the $42,457,000 market value of CYBEX, based on the five-day average share price ending December 31, 1996, less its $35,621,000 book value on March 31, 1997) with Trotter deemed the acquirer and (ii) an adjustment to unearned compensation expense for CYBEX restricted stock that will fully vest upon consummation of the merger.

   l) Reflects the retained earnings effect of the exit costs associated with the Sharpsville plant closure, including intangible and fixed asset write-offs, net of tax benefit.

   m) Reflects the retained earnings effect for the charge related to research and development.

5. PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

   n) Reflects a decrease in revenue related to the discontinuance of CYBEX's commercial treadmill product line.

   o)  Reflects decreased cost of sales related to the following:

       Sharpsville facility costs......................................    $    79,000
       Sharpsville depreciation........................................         35,000
       CYBEX's commercial treadmill product line.......................      1,088,000
                                                                           -----------
                                                                           $ 1,202,000
                                                                           ===========

   p) Reflects decreased selling, general and administrative expenses related to the following:

       Sharpsville amortization expense................................    $    55,000
       CYBEX's commercial treadmill product line.......................        110,000
       Sharpsville facility costs......................................        123,000
                                                                           -----------
                                                                           $   288,000
                                                                           ===========

   q) Reflects a decrease in CYBEX executive and support compensation as a result of the merger.

   r) Reflects additional amortization expense related to the goodwill resulting from the merger. Merger goodwill is being amortized on a straight-line basis over 30 years.

   s)  To adjust the income tax provision using appropriate rates.

The unaudited pro forma combined statement of operations does not include one-time, after-tax charges expected to be incurred upon consummation of the merger, as follows:

       Sharpsville closure and asset write-offs........................    $ 1,689,000
       Research and development charge.................................      2,500,000
                                                                           -----------
                                                                           $ 4,189,000
                                                                           ===========

6. PRO FORMA NET INCOME PER SHARE

     The shares used in computing pro forma income per share are (i) CYBEX's historical weighted average shares outstanding, and (ii) Trotter's historical weighted average shares outstanding, adjusted by the exchange ratio pursuant to the merger agreement (see Note 2) and (iii) the dilutive effect of common stock options.

     CYBEX weighted average shares outstanding.........................      4,380
     Trotter weighted average shares outstanding.......................      4,273
     CYBEX dilutive options............................................          3
     Trotter dilutive options..........................................         90
                                                                         ---------
                                                                             8,746
                                                                         =========

                          TROTTER INC. AND SUBSIDIARY
                     UNAUDITED CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1997
                   (in thousands, except share information)

                                    ASSETS
Current assets:
     Cash and cash equivalents .......................................   $ 3,707
     Accounts receivable, net ........................................     6,792
     Inventories .....................................................     2,427
     Deferred income taxes ...........................................       665
     Prepaid expenses and other ......................................       879
                                                                         -------

              Total current assets ...................................    14,470

Property and equipment, net ..........................................     4,591
Goodwill .............................................................     2,419
Other assets .........................................................       478
Deferred income taxes ................................................       215
                                                                         -------

                                                                         $22,173
                                                                         =======

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Current portion of long-term debt ...............................   $ 1,409
     Accounts payable ................................................     2,785
     Accrued expenses ................................................     3,141
     Income taxes payable ............................................     1,384
                                                                         -------

              Total current liabilities ..............................     8,719

Long-term debt .......................................................     9,960

Accrued warranty obligation ..........................................       798
                                                                         -------

              Total liabilities ......................................    19,477
                                                                         -------

Commitments and contingencies

Stockholder's equity
     Common stock, $.01 par value, 4,750,000 shares
         authorized, 3,800,000 shares issued and outstanding..........        38
     Retained earnings ...............................................     2,658
                                                                         -------

              Total stockholder's equity .............................     2,696
                                                                         -------

                                                                         $22,173
                                                                         =======

        The accompanying notes are an integral part of these statements.

                          TROTTER INC. AND SUBSIDIARY
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)

                                                               Three Months Ended
                                                                    March 31,
                                                           --------------------------
                                                               1997          1996
                                                           ------------  ------------
Net sales ..............................................   $  15,541      $   12,669
Cost of sales ..........................................       8,965           8,086
                                                             -------      ----------
              Gross profit .............................       6,576           4,583
Selling, general and administrative expenses............       4,208           3,190
                                                             -------      ----------
              Operating income .........................       2,368           1,393
Interest expense, net ..................................         183             313
                                                             -------      ----------
Income before income taxes .............................       2,185           1,080
Income taxes ...........................................         885             440
                                                             -------      ----------
Net income .............................................   $   1,300      $      640
                                                           =========      ==========
Net income per share ...................................   $     .34      $      .17
                                                           =========      ==========
Shares used in computing net income per share...........       3,800           3,800
                                                           =========      ==========

        The accompanying notes are an integral part of these statements.

                          TROTTER INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                             --------------------------
                                                                                 1997          1996
                                                                             ------------  ------------
OPERATING ACTIVITIES:
      Net income .........................................................   $     1,300   $       640
      Adjustments to reconcile net income to net cash
         provided by operating activities:
            Depreciation and amortization ................................           304           303
            Changes in operating assets and liabilities
                  Accounts receivable ....................................           812           624
                  Inventories, prepaid expenses and other assets .........          (806)           95
                  Accounts payable, income taxes payable, accrued warranty
                     and other accrued expenses ..........................           506           174
                                                                             -----------   -----------
            Net cash provided by operating activities ....................         2,116         1,836
                                                                             -----------   -----------
INVESTING ACTIVITIES:
      Purchases of property and equipment ................................           (65)          (98)
                                                                             ------------  ------------
FINANCING ACTIVITIES:
      Remittances from UM Holdings, Ltd. .................................           --            890

NET INCREASE IN CASH AND CASH EQUIVALENTS ................................         2,051         2,628

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...........................         1,656             5
                                                                             -----------   -----------

CASH AND CASH EQUIVALENTS END OF PERIOD ..................................   $     3,707   $     2,633
                                                                             ===========   ===========




        The accompanying notes are an integral part of these statements.

                           TROTTER INC. AND SUBSIDIARY
             CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


1.     BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and changes in cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Trotter is an indirect wholly owned subsidiary of UM Holdings, Ltd. ("UM"), and was incorporated in February 1993. Prior to January 1, 1994, Trotter operated as a division of UM. Effective January 1, 1994, the net assets of the division were transferred to Trotter by UM. The transfer was recorded as a capital contribution of the carrying value of the net assets of the division. The consolidated financial statements are presented as if Trotter had existed as an entity separate from UM, and include the historical revenues, expenses, assets and liabilities that are directly related to Trotter's operations.

2.     MERGER AGREEMENT

On December 27, 1996, Trotter entered into an agreement and plan of merger with CYBEX International, Inc. ("CYBEX") pursuant to which a newly formed wholly owned subsidiary of CYBEX will be merged with and into Trotter. Trotter would survive the merger as a wholly owned subsidiary of CYBEX with UM receiving in exchange for their shares of Trotter the number of common shares of CYBEX which, upon issuance, together with shares attributed to holders of options to acquire Trotter common shares, shall equal 50.001% of all CYBEX common shares issued and outstanding immediately following the merger, on a fully diluted basis as defined in the merger agreement; which assumes all common shares subject to dilutive options will be issued immediately prior to the merger and the proceeds received form the exercise of such options will be used to repurchase shares for treasury, and a price of $9.75 per share. In addition, Trotter options will be exchanged for options to purchase CYBEX common shares at the same equivalent exchange rate as the common share exchange discussed above. The merger will be accounted for using the purchase method with Trotter deemed to be the acquirer. The estimated purchase price will consist of the $42,457,000 market value of CYBEX, calculated based on the five-day average share price ending December 31, 1996 of $9.69, plus transaction costs.

3.     INVENTORIES

Inventories are stated at the lower of cost (weighted average) or market. Inventories consist of the following (in thousands):


     Raw materials ...........................................    $1,203
     Work-in-process .........................................       555
     Finished goods ..........................................       669
                                                                  ------
                                                                  $2,427
                                                                  ======